Registration No. 33-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               __________________

                               FIRSTAR CORPORATION
             (Exact name of registrant as specified in its charter)

         Wisconsin                                      39-0711710
    (State or other jurisdiction                      (I.R.S. Employer
   of incorporation or organization)                  Identification No.)

         777 East Wisconsin Avenue
           Milwaukee, Wisconsin                          53202
   (Address of principal executive offices)           (Zip Code)


               Hi-Bancorp, Inc. Employees' Combined Incentive and
          Non-Statutory Stock Option and Stock Appreciation Rights Plan

               GNP Bancorp, Inc. Employees' Combined Incentive and Non-Statutory Stock Option and Stock Appreciation Rights Plan

          First Colonial Bankshares Corporation 1988 Stock Option Plan

                            (Full title of the plans)
                           __________________________

                           Howard H. Hopwood III, Esq.
                               Firstar Corporation
                            777 East Wisconsin Avenue
                           Milwaukee, Wisconsin  53202
                                 (414) 765-5977
            (Name, address and telephone number, including area code,
                              of agent for service)
                           __________________________

                         CALCULATION OF REGISTRATION FEE

        Title of         Amount      Proposed       Proposed
    Securities to be     to be       Maximum        Maximum      Amount of
       Registered      Registered    Offering      Aggregate     Registrat
                                      Price        Offering       ion Fee
                                    Per Share        Price

    Common Stock,       1,073,283   $18.79(1)    $20,166,988(1)  $6,954.14
     $1.25 par value     shares

    Preferred Share      536,642       (2)            (2)           (2)
    Purchase Rights      rights


   (1) Computed based upon the aggregate offering price divided by all outstanding options at various known exercise prices to arrive at an average known option price per share in accordance with Rule 457(h) under the Securities Act of 1933.

   (2) The value attributable to the Preferred Share Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.
                        _________________________________

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.   Incorporation of Documents by Reference.

             The following documents filed with the Commission by Firstar Corporation (the "Company") are hereby incorporated herein by reference:

             1. The Company's Annual Report on Form 10-K for the year ended December 31, 1993, which includes certified financial statements as of and for the year ended December 31, 1993.

             2. All other reports filed since December 31, 1993 by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

             3.   The description of the Company's Common Stock contained in
   Item 1 of the Company's Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description.

             All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   Item 4.   Description of Securities.

             Not applicable.

   Item 5.   Interests of Named Experts and Counsel.

             Howard H. Hopwood III, Esq., Senior Vice President and General Counsel of the Company, has acted as legal counsel for the Company in connection with the registration of the Common Stock. Mr. Hopwood is a full-time employee of the Company and at December 31, 1994 beneficially owned 55,372 shares of Common Stock.

   Item 6.   Indemnification of Directors and Officers.

             Pursuant to the Wisconsin Business Corporation Law, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

             The Company's By-Laws contain similar indemnification provisions as to directors and officers of the Company. In addition, the Company has entered into individual indemnity agreements with all of its current directors. The indemnity agreements are virtually identical in all substantive respects to the Company's By-Laws.

             Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

             The Company maintains a liability insurance policy for officers and directors which extends to, among other things, liability arising under the Securities Act of 1933, as amended.

             In addition, the Company's Pension Plan and Thrift and Sharing Plan provide for indemnification of members of the plan committees and directors of the Company as follows:

        The Company shall indemnify each member of the Plan Committee and the Board and hold each of them harmless from the consequences of his acts or conduct in his official capacity, if he acted in good faith and in a manner he reasonably believed to be solely in the best interests of the Participants and their Beneficiaries, and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. Such indemnification shall cover any and all attorneys' fees and expenses, judgments, fines and amounts paid in settlement, but only to the extent such amounts are not paid to such person(s) under the Company's fiduciary insurance policy and to the extent that such amounts are actually and reasonably incurred by such person(s).

   Item 7.   Exemption from Registration Claimed.

             Not Applicable.

   Item 8.   Exhibits.

             The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

    Exhibit No.                    Exhibit

    (4.1)         Hi-Bancorp, Inc. Employees' Combined
                  Incentive and Non-Statutory Stock Option and Stock Appreciation Rights Plan

    (4.2)         GNP Bancorp, Inc. Employees' Combined
                  Incentive and Non-Statutory Stock Option and Stock Appreciation Rights Plan

    (4.3) First Colonial Bankshares Corporation 1988 Stock Option Plan, as amended (Incorporated by reference to Exhibit 10(h) to First Colonial's (File No. 0-13404) Annual Report on Form 10-K for the year ended
                  December 31, 1992)

    (4.4)         Amendment to the First Colonial Bankshares
                  Corporation 1988 Stock Option Plan, as
                  amended

    (4.5)         First Amendment to the Hi-Bancorp, Inc.
                  Employees' Combined Incentive and Non-
                  Statutory Stock Option and Stock
                  Appreciation Rights Plan

    (4.6)         First Amendment to the GNP Bancorp, Inc.
                  Employees' Combined Incentive and Non-
                  Statutory Stock Option and Stock
                  Appreciation Rights Plan

    (4.7) Form of Amendment and Restated Incentive Option Agreement for use in connection with the Hi-Bancorp, Inc. Employees' Combined Incentive and Non-Statutory Stock Option and Stock Appreciation Rights Plan

    (4.8)         Form of Amendment and Restated Incentive
                  Stock Option Agreement for use in
                  connection with the GNP Bancorp, Inc.
                  Employees' Combined Incentive and Non-
                  Statutory Stock Option and Stock
                  Appreciation Rights Plan

    (4.9)         Form of Conversion Agreement to the GNP
                  Bancorp, Inc. Employees' Combined Incentive and Non-Statutory Stock Option and Stock
                  Appreciation Rights Plan

    (4.10)        Form of Conversion Agreement to the Hi-
                  Bancorp Employees' Combined Incentive and
                  Non-Statutory Stock Option and Stock
                  Appreciation Rights Plan

    (5)           Opinion of Howard H. Hopwood III, Esq.

    (23.1)        Consent of KPMG Peat Marwick LLP

    (23.2)        Consent of Howard H. Hopwood III, Esq.
                  (contained in Exhibit 5 hereto)

    (24)          Powers of Attorney

   Item 9.   Undertakings.

             (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on January 31, 1995.

                                      FIRSTAR CORPORATION



                                      By:  /s/  Roger L. Fitzsimonds
                                           Roger L. Fitzsimonds
                                           Chairman of the Board and Chief
                                           Executive Officer





             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signatures                           Title               Date


   /s/Roger L. Fitzsimonds        Chairman of the Board,    January 31, 1995
   Roger L. Fitzsimonds           Chief Executive Officer
                                  and Director (principal
                                  executive officer)

   /s/John A. Becker           *  President and Director    January 31, 1995
   John A. Becker

   /s/William H. Risch         *  Senior Vice President-    January 31, 1995
   William H. Risch               Finance and Treasurer
                                  (principal accounting and
                                  financial officer)

   /s/Robert C. Buchanan       *           Director         January 31, 1995
   Robert C. Buchanan


   /s/Michael E. Batten        *           Director         January 31, 1995
   Michael E. Batten

   /s/George M. Chester, Jr.   *           Director         January 31, 1995
   George M. Chester, Jr.


   /s/Roger H. Derusha         *           Director         January 31, 1995
   Roger H. Derusha

   /s/James L. Forbes          *           Director         January 31, 1995
   James L. Forbes


   /s/Holmes Foster            *           Director         January 31, 1995
   Holmes Foster


   /s/Joseph F. Heil, Jr.      *           Director         January 31, 1995
   Joseph F. Heil, Jr.

   /s/John H. Hendee           *           Director         January 31, 1995
   John H. Hendee


   /s/Jerry M. Hiegel          *           Director         January 31, 1995
   Jerry M. Hiegel


   /s/Joe Hladky               *           Director         January 31, 1995
   Joe Hladky

   /s/James H. Keyes           *           Director         January 31, 1995
   James H. Keyes


   /s/Sheldon B. Lubar         *           Director         January 31, 1995
   Sheldon B. Lubar


   /s/Daniel F. McKeithan, Jr. *           Director         January 31, 1995
   Daniel F. McKeithan, Jr.

   /s/George W. Mead, II       *           Director         January 31, 1995
   George W. Mead, II


   /s/Guy A. Osborn            *           Director         January 31, 1995
   Guy A. Osborn

   /s/Judith D. Pyle           *           Director         January 31, 1995
   Judith D. Pyle


   /s/Clifford V. Smith, Jr.   *           Director         January 31, 1995
   Clifford V. Smith, Jr.


   /s/William W. Wirtz                     Director         January 31, 1995
   William W. Wirtz            *

                                          By:  /s/  William J. Schulz
                                                William J. Schulz
                                                Attorney-in-Fact

   _________________________
   * Pursuant to authority granted by powers of attorney filed with the Registration Statement.

                                  EXHIBIT INDEX

    Exhibit No.                  Exhibit

    (4.1)        Hi-Bancorp, Inc. Employees' Combined
                 Incentive and Non-Statutory Stock
                 Option and Stock Appreciation Rights Plan

    (4.2)        GNP Bancorp, Inc. Employees' Combined
                 Incentive and Non-Statutory Stock
                 Option and Stock Appreciation Rights
                 Plan

    (4.3)        First Colonial Bankshares Corporation
                 1988 Stock Option Plan, as amended
                 (Incorporated by reference to Exhibit
                 10(h) to First Colonial's (File No. 0-
                 13404) Annual Report on Form 10-K for
                 the year ended December 31, 1992)

    (4.4)        Amendment to the First Colonial
                 Bankshares Corporation 1988 Stock
                 Option Plan, as amended

    (4.5)        First Amendment to the Hi-Bancorp,
                 Inc. Employees' Combined Incentive and
                 Non-Statutory Stock Option and Stock
                 Appreciation Rights Plan

    (4.6)        First Amendment to the GNP Bancorp,
                 Inc. Employees' Combined Incentive and
                 Non-Statutory Stock Option and Stock
                 Appreciation Rights Plan

    (4.7)        Form of Amendment and Restated
                 Incentive Option Agreement for use in
                 connection with the Hi-Bancorp, Inc.
                 Employees' Combined Incentive and Non-
                 Statutory Stock Option and Stock
                 Appreciation Rights Plan

    (4.8)        Form of Amendment and Restated
                 Incentive Stock Option Agreement for
                 use in connection with the
                 GNP-Bancorp, Inc. Employees' Combined
                 Incentive and Non-Statutory Stock
                 Option and Stock Appreciation Rights
                 Plan

    (4.9)        Form of Conversion Agreement to the
                 GNP Bancorp, Inc. Employees' Combined
                 Incentive and Non-Statutory Stock
                 Option and Stock Appreciation Rights
                 Plan

    (4.10)       Form of Conversion Agreement to the
                 Hi-Bancorp Employees' Combined
                 Incentive and Non-Statutory Stock
                 Option and Stock Appreciation Rights
                 Plan

    (5)          Opinion of Howard H. Hopwood III, Esq.

    (23.1)       Consent of KPMG Peat Marwick LLP

    (23.2)       Consent of Howard H. Hopwood III, Esq.
                 (contained in Exhibit 5 hereto)

    (24)         Powers of Attorney